UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2013

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 105

San Diego, CA

(Address of principal executive offices)

92121

(Zip code)

(858) 452-0370

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Trius,” “we,” “us” and “our” refer to Trius Therapeutics, Inc.

Item 1.01	Entry Into a Material Definitive Agreement.

On January 17, 2013, we entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Leerink Swann LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 6,300,000 shares of our common stock, par value $0.0001 per share. The price to the public in this offering is $4.75 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $4.465 per share. The net proceeds to us from this offering are expected to be approximately $27.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about January 24, 2013, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 945,000 shares of common stock.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statements on Form S-3 (Registration Statement Nos. 333-176621 and 333-183673) previously filed with the Securities and Exchange Commission and the respective prospectus supplements thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On January 17, 2013, we issued a press release announcing that we had commenced the offering. On January 18, 2013, we issued a press release announcing that we had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 17, 2013

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated January 17, 2013

99.2	Press Release dated January 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: January 18, 2013	By:	/s/ John P. Schmid
	Name:	John P. Schmid
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 17, 2013

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated January 17, 2013

99.2	Press Release dated January 18, 2013